EXHIBIT (q)(22)

POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Inflation-Linked Securities Portfolio, a Massachusetts business trust, do hereby severally constitute and appoint Barbara E. Campbell, Thomas E. Faust Jr., Maureen A. Gemma and Frederick S. Marius, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to such Registration Statement filed by Eaton Vance Special Investment Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Thomas H. Luster	President and Principal	February 8, 2010
Thomas H. Luster	Executive Officer

/s/ Barbara E. Campbell	Treasurer and Principal Financial	February 8, 2010
Barbara E. Campbell	and Accounting Officer

/s/ Benjamin C. Esty	Trustee	February 8, 2010
Benjamin C. Esty

/s/ Thomas E. Faust Jr.	Trustee	February 8, 2010
Thomas E. Faust Jr.

/s/ Allen R. Freedman	Trustee	February 8, 2010
Allen R. Freedman

/s/ William H. Park	Trustee	February 8, 2010
William H. Park

/s/ Ronald A. Pearlman	Trustee	February 8, 2010
Ronald A. Pearlman

/s/ Helen Frame Peters	Trustee	February 8, 2010
Helen Frame Peters

/s/ Heidi L. Steiger	Trustee	February 8, 2010
Heidi L. Steiger

/s/ Lynn A. Stout	Trustee	February 8, 2010
Lynn A. Stout

/s/ Ralph F. Verni	Trustee	February 8, 2010
Ralph F. Verni